Exhibit 99.1

The audited balance sheets of
ClearStory Systems, Inc. Integrated Document Archiving
and Retrieval Systems (“IDARS”) business
as of March 31, 2006 and 2005
and the related statements of operations and cash flows for
the two years ended March 31, 2006

(together with the Report thereon of
MillerEllin & Company LLP)

CLEARSTORY SYSTEMS, INC.
INTEGRATED DOCUMENT ARCHIVING AND
RETRIEVAL SYSTEMS BUSINESS UNIT

FINANCIAL STATEMENTS

MARCH 31, 2006 AND 2005

CLEARSTORY SYSTEMS, INC.
INTEGRATED DOCUMENT ARCHIVING AND
RETRIEVAL SYSTEMS BUSINESS UNIT

FINANCIAL STATEMENTS

MARCH 31, 2006 AND 2005

CONTENTS

PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS’	2

BALANCE SHEETS AS OF MARCH 31, 2006 AND 2005	3

STATEMENTS OF INCOME FOR THE YEARS ENDED MARCH 31, 2006 AND 2005	4

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED MARCH 31, 2006 AND 2005	5

NOTES TO FINANCIAL STATEMENTS	6 - 12

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS’

Board of Directors and Stockholders of
ClearStory Systems, Inc.

We have audited the accompanying balance sheets of the Integrated Document Archiving and Retrieval Systems Business Unit of ClearStory Systems, Inc. as of March 31, 2006 and 2005 and the related statements of income and cash flows for the years then ended. These financial statements are the responsibility of ClearStory Systems, Inc.’s and the Integrated Document Archiving and Retrieval Systems Business Unit’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Branch’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Integrated Document Archiving and Retrieval Systems Business Unit as of March 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MILLER ELLIN & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
April 28, 2006

ClearStory Systems, Inc.
Integrated Document Archiving and Retrieval Systems Business Unit
BALANCE SHEETS
As of March 31, 2006 and 2005
(In Thousands)

	March 31,
	2006	2005
ASSETS
Current assets:
Accounts receivable, net of allowance of doubtful accounts of $22 as of March 31, 2006 and 2005, respectively	$221	$519
Prepaid expenses and other current assets	225	157
Total current assets	446	676

Property and equipment, net	267	466
Other assets	161	41
	$874	$1,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$739	$1,205
Advances against accounts receivable sold with recourse	311	520
Revolving credit facility	643	—
Deferred revenue	1,969	1,949
Total current liabilities	3,662	3,674

Commitments and contingencies
Long-term deferred rent	153	246

Excess of liabilities over assets	(2,941)	(2,737)
	$874	$1,183

The accompanying notes are an integral part of these financial statements.

ClearStory Systems, Inc.
Integrated Document Archiving and Retrieval Systems Business Unit
STATEMENTS OF INCOME
For the Years Ended March 31, 2006 and 2005
(In Thousands)

	Year ended March 31,
	2006	2005
Revenue:
Product	$650	$3,289
Services	4,360	4,326
	5,010	7,615

Cost of revenues:
Product	32	41
Services	1,218	1,414
	1,250	1,455

Gross profit	3,760	6,160

Operating expenses:
Sales and marketing	390	1,681
Product development	1,169	1,897
General and administrative	793	1,508
	2,352	5,086

Income from operations	1,408	1,074

Interest expense, net	245	138

Net income	$1,163	$936

The accompanying notes are an integral part of these financial statements

ClearStory Systems, Inc.
Integrated Document Archiving and Retrieval Systems Business Unit
STATEMENTS OF CASH FLOWS
For the Years Ended March 31, 2006 and 2005
(In thousands)

	Year ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$1,163	$936
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	112	128
Deferred rent	(93)	141
Changes in assets and liabilities:
Accounts receivable	298	781
Prepaid expenses and other current assets	(68)	60
Other assets	(120)	56
Accounts payable and accrued expenses	(466)	318
Deferred revenue	20	131
Net cash provided by operating activities	846	2,551

Cash flows from investing activities:
Net capital repaid to Parent	(1,280)	(2,305)
Capital expenditures	—	(60)
Net cash used in investing activities	(1,280)	(2,365)

Cash flows from financing activities:
Net advances from sale of receivables	(209)	(186)
Proceeds from revolving credit facility	643	—
Net cash provided by (used in) financing activities	434	(186)

Net decrease in cash	—	—
Cash, beginning of period	—	—
Cash, end of period	$—	$—

Cash paid for interest	$245	$127

The accompanying notes are an integral part of these financial statements.

ClearStory Systems, Inc.
Integrated Document Archiving and Retrieval Systems Business Unit
NOTES TO FINANCIAL STATEMENTS
Years Ended March 31, 2006 and 2005

Note 1 - Nature of Business and Basis of Presentation

ClearStory Systems, Inc. (“ClearStory”) is an established provider of software solutions within the Enterprise Content Management (“ECM”) market. ClearStory’s proven solutions manage the capture, storage, distribution, security and lifecycle of a wide-range of unstructured content, such as video, marketing assets, animation, e-mail, and fixed content—final-form documents and reports.

The Integrated Document Archiving and Retrieval Systems (“IDARS”) Business Unit engages in document solution business activities, which are primarily fixed content, report management and electronic statement presentment products and is primarily comprised of the Radiant Business Document Server (BDS) system, a proven and industry-recognized system for high-volume document capture, archiving, and online presentation for the financial services, insurance, and healthcare markets and Radiant MailManager, a highly scalable e-mail active archiving solution that provides complete lifecycle, compliance, and storage management for the corporate e-mail knowledge base.

The accompanying financial statements reflect the IDARS business unit as a stand-alone company during the years ended March 31, 2006 and 2005. Revenues are specific to the business unit and indirect costs and expenses have been allocated to the business unit based on its direct personnel cost relative to the direct personnel costs of all of ClearStory.

Note 2 - Summary of Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Deferred Revenues

Software license revenue

The IDARS Business Unit recognizes software license sales in accordance with Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, and SOP No. 98-9, Modification of SOP No. 97-2, Software Revenue Recognition With Respect to Certain Transactions. For software license sales for which any services rendered are not considered essential to the functioning of the software, revenues are recognized upon delivery of the software, provided (1) there is evidence of an arrangement, (2) collection of our fee is considered probable and (3) the fee is fixed or determinable. In certain of these arrangements, vendor specific objective evidence of fair value exists to allocate the total fee to all elements of the arrangement. If vendor specific objective evidence of fair value does not exist for the license element, it uses the residual method under SOP No. 98-9 to determine the amount of revenue to be allocated to the license element. When the professional services are considered essential to the functionality of the software, the IDARS Business Unit records revenue for the license and professional services over the implementation period using the percentage of completion method, measured by the percentage of labor

ClearStory Systems, Inc.
Integrated Document Archiving and Retrieval Systems Business Unit
NOTES TO FINANCIAL STATEMENTS
Years Ended March 31, 2006 and 2005

hours incurred to date to estimated total labor hours for each contract. For software license sales where the license term does not begin until installation is complete, it recognizes license and professional services revenue when we complete the installation of the software. For license arrangements in which the fee is not considered fixed or determinable, the license revenue is recognized as payments become due. For those arrangements where collectibility is not considered probable, revenue is recognized upon cash collections. For subscription license arrangements where customers are allowed the rights to unspecified products as well as unspecified upgrades and enhancements during a specified term, the license revenue is recognized ratably over the term of the arrangement.

Service revenues

Service revenues include revenue from software maintenance contracts of the IDARS Business Unit’s software in its data center and systems integration and training revenue. Software maintenance revenue is recognized ratably over the contract period, generally one year. Systems integration and training revenue is recognized when there are no significant remaining obligations and upon acceptance by the customer of the completed project where the contract is of a short duration for a fixed price. Systems integration and training revenues provided to customers on a time and materials basis are recognized as the related services are performed.

Deferred revenues

Deferred revenues represent (1) payments received from customers for software licenses, services and maintenance in advance of performing services and (2) amounts deferred in accordance with SOP No. 97-2 and SEC Staff Accounting Bulletin (SAB): No. 101 — Revenue Recognition in Financial Statements.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in the determination of net income (loss). The estimated useful lives are as follows:

Furniture and fixtures	5 - 7 years
Equipment	3 - 7 years
Software	3 years
Leasehold improvements	Life of lease

The IDARS Business Unit recorded depreciation and amortization expense on its property and equipment of approximately $112,000 and $128,000 for the years ended March 31, 2006 and 2005, respectively.

Income Taxes

Income taxes are accounted for using the asset and liability method prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between financial statement carrying amounts and the tax basis of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates and laws that are assumed will be in effect when the differences reverse.

Fair Value of Financial Instruments

The IDARS Business Unit’s financial instruments, which include cash, accounts receivable, accounts payable, accrued expenses and advances against receivables. The carrying amounts of these assets and liabilities approximate fair value due to their short-term nature.

Accounting for Stock Options and Warrants

Clearstory has elected to follow Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. Therefore, stock compensation related to employees directly associated with the IDARS Business Unit has been accounted for in accordance with APB No. 25. Under APB No. 25, when the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. The IDARS Business Unit discloses information relating to the fair value of stock-based compensation awards in accordance with SFAS No. 123, Accounting for Stock-Based Compensation.

Allowance for Doubtful Accounts

The IDARS Business Unit extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management’s assessment of the credit history with the customer and current relationships with them.

Note 3 — Concentrations of Credit Risk and Major Customers

Credit Concentrations

Financial instruments that potentially expose the IDARS Business Unit to concentrations of credit risk primarily consist of accounts receivable. The IDARS Business Unit performs ongoing credit evaluations of its customers and maintains reserves for potential credit risks as determined by management. Accounts receivable consists of geographically and industry dispersed customers. As of March 31, 2006, the IDARS Business Unit had more than 28% of its outstanding accounts receivable concentrated with three customers. As of March 31, 2005 the IDARS Business Unit had more than 26% of its outstanding accounts receivable concentrated with three customers.

Major Customers

For the year ended March 31, 2006, sales made to one customer accounted for approximately 10% of the IDARS Business Unit’s total revenues, . For the year ended March 31, 2005, sales made to three customers accounted for approximately 48% of the IDARS Business Unit’s total revenues.

Note 4 — Advances against Receivables Sold with Recourse

On November 2, 2004, ClearStory entered into a factoring agreement (“Factoring Agreement”) with a financing company, which replaced its existing financing agreement with a commercial bank that it entered into in February 2004. Pursuant to the Factoring Agreement, ClearStory will sell certain accounts receivable at a purchase price, for each accepted account, equal to (i) 98.75% of the face amount of the applicable account receivable less (ii) fees and the amount of any trade or cash discounts, credits or allowances, set-offs or any other applicable reductions or adjustments. ClearStory has also granted the new financing company a security interest in all of ClearStory’s assets to secure the payment and performance of all obligations under the Factoring Agreement. The balance of $311,000 and

$520,000 as of March 31, 2006 and 2005, respectively represents specific receivables associated with the IDARS Business Unit, which were sold with recourse.

Revolving Credit Facility

On August 25, 2005, ClearStory entered into a Loan and Security Agreement (“Revolver’) with Silicon Valley Bank (“SVB”) which provided for ClearStory to borrow up to $1,500,000 for general corporate purposes for two years at the prime interest rate plus 0.5%, payable monthly. ClearStory granted SVB a third security interest in all of ClearStory’s assets to secure the payment and performance of all of its obligations under the Revolver. The Revolver also contains certain financial covenants and was guaranteed by SCP. In consideration for the guarantee by SCP, ClearStory issued a warrant to SCP to purchase 232,007 shares of Series C Preferred at $1.9396 per share. The term of the warrant expires on August 25, 2015. ClearStory has valued the warrant at $408,000 utilizing the Black-Scholes option pricing model. ClearStory will amortize this cost along with $41,000 of legal and other fees incurred over the term of the Revolver.

Based upon the results for the three months ended September 30, 2005 and its outlook for the remainder of the year, ClearStory was in violation of its financial covenants set forth in the Revolver. On November 28, 2005, ClearStory and SVB entered into an amendment (the “Amendment”) to the Revolver to increase ClearStory’s maximum borrowing amount under the line of credit to $2,000,000 and to eliminate the financial covenants from the Revolver. ClearStory’s obligations under the expanded Revolver continue to be guaranteed by SCP. In consideration for the expanded guarantee by SCP, ClearStory issued an additional warrant to SCP to purchase 77,336 shares of Series C Preferred at $1.9396 per share. The term of the warrant expires on November 28, 2015. ClearStory has valued this warrant at $136,000 utilizing the Black-Scholes option pricing model. ClearStory will amortize this cost over the remaining term of the Revolver.

Note 5 - Income Taxes

At March 31, 2006, ClearStory had net operating loss (“NOL”) carryforwards of approximately $40,900,000 which expire in various years through 2025. Therefore, ClearStory’s deferred tax assets consist primarily of net operating loss carryforwards. Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly, ClearStory’s deferred tax assets have been fully offset by valuation allowances of the same amount.

ClearStory believes that an “Ownership Change” occurred in January 1996 within the meaning of Section 382 of the Internal Revenue Code. Under an ownership change, ClearStory will be permitted to utilize approximately $16,600,000 in NOL carryforwards (available on the date of such change) in any year thereafter to reduce its income to the extent that the amount of such income does not exceed the product of (the “Section 382 limit”) the fair market value of its outstanding equity at the time of the ownership change and the long-term tax exempt rate published by the IRS.

Any ownership changes in the future could limit the availability of the NOL carryforwards. No provision for income taxes for the IDARS Business Unit was made for the years ended March 31, 2006 and 2005 as a significant portion of the NOL carryforwards were generated by IDARS Business Unit. However, future tax benefits from NOL carryforwards may not be transferred with any sale of the IDARS Business Unit.

Note 6— Long-Term Deferred Rent

Deferred rent is attributable to the accrual of the IDARS Business Unit allocated portion of additional rent expense associated with ClearStory’s new corporate headquarters, as a result of amortizing the total amount to be paid, including known rent escalations, on a straight-line basis over the life of the lease including the rent free period.

Note 7 - Employee Benefit Plan

ClearStory has a 401(k) salaried deferred benefit plan covering substantially all employees who have met certain requirements. ClearStory matches contributions on a discretionary basis as determined by the Board of Directors. The Board of Directors elected to not make a matching contribution for the years ended March 31, 2006 and 2005.

Note 8 - Stock Option Plans

1997 Employee Stock Option Plan

Under the 1997 Equity Incentive Plan, ClearStory may grant incentive and nonqualified stock options to purchase up to an aggregate of 3,000,000 shares of common stock to directors, employees and consultants. Options may be granted at an exercise price of not less than 100 percent of the fair market value of the stock at the date of grant. Stock options become exercisable over varying dates as determined by the Board of Directors and expire no later than 10 years and one day from the date of the grant. At March 31, 2006, ClearStory had outstanding 48,533 options to employees directly associated with the IDARS Business Unit at a weighted average exercise price of $7.27 per share. As of March 31, 2005 the outstanding options directly associated with the IDARS Business Unit were 54,233 at an average exercise price of $7.10 per share.

Note 9 - Stock-Based Compensation

All stock options and warrants that have been granted to employees have been at or above fair market value of ClearStory’s common stock at the time of grant. As a result, under the provisions of APB No. 25, no compensation expense relating to the IDARS Business Unit’s employees’ stock options issued has been recorded The provisions of SFAS No. 123 require disclosure of the impact of recording compensation expense on net income or loss at the fair value of options granted. The following presents the impact of recording compensation expense for the fair value of employee stock options granted on the net income of the IDARS Business Unit for the years ended March 31, 2006 and 2005. No per share impact is presented as the IDARS Business Unit has no publicly trade shares on a stand-alone basis.

	Year ended March 31,
	2006	2005
Net loss - as reported	$1,163	$936
Pro forma - SFAS 123	$1,046	$695

The fair value of each option grant is calculated using the following weighted average assumptions:

	2006	2005
Expected life (years)	7	7
Interest rate	3.79%	3.66%
Volatility	100%	100%
Dividend yield	0%	0%

Note 10 - Commitments and Contingencies

Legal Proceedings

The IDARS Business Unit was a defendant in an action commenced by one of its customers for the return of certain payments made prior to the customer’s bankruptcy petition in the amount of approximately $121,000. The IDARS Business Unit contested the action and asserted a number of affirmative defenses on its behalf. In February 2005, the IDARS Business Unit entered into a settlement agreement whereby all claims regarding this action were settled for $30,000. This settlement was paid and reflected in the IDARS Business Unit’s consolidated results of operations for the year ended March 31, 2005. The IDARS Business Unit is involved in other legal proceedings and is subject to various claims that arise in the normal course of business. The IDARS Business Unit’s management does not expect that the results in any of these proceedings or claims will have a material adverse effect on the IDARS Business Unit’s consolidated financial position or results of operations.

Lease Commitments

ClearStory is obligated under an operating lease for its corporate headquarters that expires in April 2011. The lease includes provisions requiring ClearStory to pay a proportionate share of increases in real estate taxes and operating expenses over base period amounts

Rent expense allocated to the IDARS Business Unit for the year ending March 31, 2006 and 2005 was approximately $309,000 and 401,000, respectively.

Note 11 - Segment Information

The IDARS Business Unit operates as a single reportable segment as a developer and seller of software for electronic document distribution, storage and presentment.

Revenue was derived from customers in the following geographic areas (in thousands):

	Year ended March 31,
	2006	2005
North America	$4,252	$6,511
Europe	496	717
Other	262	387
	$5,010	$7,615